UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 30, 2012

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AS SEEN ON TV, INC.

(Exact name of registrant as specified in its charter)

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Florida	000-53539	80-149096
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14044 Icot Blvd., Clearwater, Florida 33760

(Address of principal executive offices) (Zip Code)

727-288-2738

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

Other Events.

On April 30, 2012, TV Goods Inc. (“TVG”), wholly-owned subsidiary of As Seen On TV, Inc. (the “Company”), announced that it entered into a Distribution and Marketing Agreement dated March 15, 2012 (“Distribution and Marketing Agreement”) with SMS Audio (“SMS”) relating to the promotion and sale of SMS products (the “Products”) via major live television shopping networks and their related websites and AsSeenOnTV.com in the U.S. The Initial Term shall be twelve (12) months. The Distribution and Marketing Agreement includes, but is not limited to the product lines of SYNC by 50 Over-Ear Headphones, STREET by 50 Over-Ear Headphones and STREET by 50 In-Ear Headphones. SMS and the Company agree that Curtis Jackson III (aka 50 Cent)(the “Artist”), may appear for certain television airings for the Products as agreed upon by the parties and the Artist. All commitments are subject to the Artist’s schedule. The Distribution and Marketing Agreement may be terminated by SMS without cause upon 60 days notice.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AS SEEN ON TV, INC.

By:	/s/ STEVE ROGAI
Steve Rogai
President

Dated: April 30, 2012

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